                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     [X] Filed by the Registrant

     [ ] Filed by a Party other than the Registrant

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [X] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         HANGER ORTHOPEDIC GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant As Specified in its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transactions applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transactions applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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File: 549730
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

                         HANGER ORTHOPEDIC GROUP, INC.
                           Two Bethesda Metro Center
                                   Suite 1200
                            Bethesda, Maryland 20814

                                                                  April 30, 2001

Dear Stockholder:

     We are pleased to invite you to attend our Annual Meeting of Stockholders. This year it will be held on Thursday, May 31, 2001, at 10:00 a.m., local time, at the Hyatt Regency Bethesda Hotel, One Bethesda Metro Center, Bethesda, Maryland. The primary business of the meeting will be to elect directors and ratify the selection of independent accountants.

     Brigadier General William L. McCulloch (USMC Retired) recently resigned as a member of our Board of Directors, on which he had served since 1991. A former Executive Director of the American Orthotic & Prosthetic Association, Bill has been a very valuable member of the Board, previously chairing its Compensation Committee and serving on its Audit Committee. On behalf of management and the entire Board, I want to express my great appreciation to Bill for his contributions as a director.

     A Notice of the Annual Meeting and the Proxy Statement follow. You will also find enclosed a proxy card. We invite you to attend the meeting in person, but if this is not feasible, it is advisable for you to be represented by proxy. Therefore, if you cannot attend the meeting, we urge you to sign the enclosed proxy card and mail it promptly in the return-addressed, postage-prepaid envelope provided for your convenience.

                                          Sincerely,

                                          /s/ Ivan R. Sabel

                                          Ivan R. Sabel
                                          Chairman of the Board, President
                                           and Chief Executive Officer

                         HANGER ORTHOPEDIC GROUP, INC.
                           Two Bethesda Metro Center
                                   Suite 1200
                            Bethesda, Maryland 20814

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

     Notice is hereby given that the Annual Meeting of Stockholders of Hanger Orthopedic Group, Inc., a Delaware corporation ("Hanger" or the "Company"), will be held at the Hyatt Regency Bethesda Hotel, One Bethesda Metro Center, Bethesda, Maryland on Thursday, May 31, 2001, at 10:00 a.m., local time, for the following purposes:

     1. To elect nine persons to serve as directors of the Company for the ensuing year;

     2. To ratify the selection of PricewaterhouseCoopers LLP as the independent accountants for the Company for the current fiscal year; and

     3. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on April 16, 2001, are entitled to notice of, and to vote at, the Annual Meeting.

                                          By order of the Board of Directors,

                                          Deneane M. Butler
                                          Secretary

April 30, 2001

                             YOUR VOTE IS IMPORTANT

     PLEASE DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES.

     MAIL THE PROXY TO US IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

     THE GIVING OF THE PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU ATTEND THE MEETING.

                         HANGER ORTHOPEDIC GROUP, INC.
                           Two Bethesda Metro Center
                                   Suite 1200
                            Bethesda, Maryland 20814

                                PROXY STATEMENT

                                    GENERAL

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Hanger Orthopedic Group, Inc., a Delaware corporation ("Hanger" or the "Company"), of proxies of stockholders to be voted at the Annual Meeting of Stockholders to be held at the Hyatt Regency Bethesda Hotel, One Bethesda Metro Center, Bethesda, Maryland at 10:00 a.m., local time, on Thursday, May 31, 2001, and any and all adjournments thereof.

     Any stockholder executing a proxy retains the right to revoke it at any time prior to its being exercised by giving notice to the Secretary of the Company.

     This Proxy Statement and the accompanying proxy are being mailed or given on or about April 30, 2001, to stockholders of record of the Company on April 16, 2001.

                               VOTING SECURITIES

     As of April 16, 2001, a total of 18,910,002 shares of common stock of the Company, par value $.01 per share ("Common Stock"), which is the only class of voting securities of the Company, were issued and outstanding. At the Annual Meeting or any adjournment thereof, all holders of record of the Common Stock as of the close of business on April 16, 2001, will be entitled to one vote for each share held upon the matters listed in the Notice of Annual Meeting. Cumulative voting is not permitted.

     Shares of Common Stock represented by proxy at the Annual Meeting will be voted according to the instructions, if any, given in the proxy. Unless otherwise instructed, the person or persons named in the proxy will vote (1) FOR the election of the nine nominees for director listed herein (or their substitutes in the event any of the nominees is unavailable for election); (2) FOR the ratification of the selection of PricewaterhouseCoopers LLP as the independent accountants for the Company for the current fiscal year; and (3) in their discretion, with respect to such other business as may properly come before the meeting.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed by the Company for the meeting. The number of shares represented at the meeting in person or by proxy will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote by the inspectors of election with respect to that matter.

     The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by directors, officers or regular employees of the Company in person or by telephone.

                     PROPOSAL ONE -- ELECTION OF DIRECTORS

     Nine directors are to be elected at the Company's Annual Meeting of Stockholders, each to serve for one year or until his successor is elected and qualified. Proxies will be voted at the Annual Meeting, unless authority is withheld, FOR the election of the nine persons named below, all of whom currently are directors of the Company. All of the nominees currently are directors. Eric Green was appointed to the Board on April 1, 2001 to fill the vacancy created upon the resignation of Brigadier General William L. McCulloch (USMC Retired) as of that date. The Company does not contemplate that any of the persons named below will be unable or will decline to serve; however, if any such nominee is unable or declines to serve, the persons named in the accompanying proxy will vote for a substitute, or substitutes, in their discretion. The following table sets forth information regarding the nominees.

                                                                                                BECAME
                    NAME                              POSITION WITH THE COMPANY          AGE   DIRECTOR
                    ----                              -------------------------          ---   --------
Ivan R. Sabel, CPO...........................  Chairman of the Board, President, Chief   56      1986
                                               Executive Officer and Director
Mitchell J. Blutt, M.D.......................  Director                                  44      1989
Edmond E. Charrette, M.D.....................  Director                                  65      1996
Thomas P. Cooper, M.D........................  Director                                  57      1990
Robert J. Glaser, M.D........................  Director                                  82      1993
Eric Green...................................  Director                                  39      2001
C. Raymond Larkin, Jr........................  Director                                  52      1999
Risa J. Lavizzo-Mourey, M.D..................  Director                                  46      1998
H.E. Thranhardt, CPO.........................  Director                                  61      1996

     Ivan R. Sabel, CPO has been Chairman of the Board of Directors and Chief Executive Officer of Hanger since August 1995. He has served as President of Hanger since October 14, 1999, and also served in that capacity from November 1987 through July 1, 1999. Mr. Sabel also served as the Chief Operating Officer of Hanger from November 1987 until August 1995. Prior to that time, Mr. Sabel had been Vice President -- Corporate Development from September 1986 to November 1987. From 1968 until joining Hanger in 1986, Mr. Sabel was the founder, owner and President of Capital Orthopedics, Inc. before that company was acquired by Hanger. Mr. Sabel is a Certified Prosthetist and Orthotist ("CPO"), a member of the Board of Directors of the American Orthotic and Prosthetic Association ("AOPA"), a former Chairman of the National Commission for Health Certifying Agencies, a former member of the Strategic Planning Committee, a current member of the Veterans Administration Affairs Committee of AOPA and a former President of the American Board for Certification in Orthotics and Prosthetics. Mr. Sabel also serves on the Board of Directors of Mid-Atlantic Medical Services, Inc., a company engaged in the health care management services business.

     Mitchell J. Blutt, M.D. has served as an Executive Partner of J.P. Morgan Partners, LLC (and its predecessor organizations), the private capital investment fund of J.P. Morgan Chase & Co. (and its predecessor corporations), since June 1991. He joined that firm in July 1987 and became a General Partner in June 1988. Dr. Blutt participates in the overall management of J.P. Morgan Partners, LLC, is responsible for venture capital strategy and directs all health care investing for J.P. Morgan Partners, LLC. In addition to being the Executive Partner of J.P. Morgan Partners, LLC, Dr. Blutt is an Adjunct Professor of Medicine at the New York Hospital/Cornell Medical Center. Prior to joining J.P. Morgan Partners, LLC and Cornell Medical Center, Dr. Blutt was a Robert Wood Johnson Foundation Fellow at the University of Pennsylvania School of Medicine and the Wharton School of Business. In addition to Hanger, Dr. Blutt currently serves on the Boards of Directors of Senior Psychology Services Corporation, Utilimed, Inc., Vista HealthCare, Asian Pte Ltd., Fisher Scientific Corporation, Cove Healthcare Group, La Petite Academy Corp., DonJoy, L.L.C., IBC Health Care, D J Orthopedics, Inc., Palm Entertainment Corp. and China and Medical Arts Press. In addition, Dr. Blutt currently serves on the Investment Committees of Cassandra Chase Entertainment Partners and IMG/Chase Sports Fund, as well as the Advisory Boards of Dubilier & Co. Fund, DS Polaris Fund, Israel, The Tinicum Fund, The Global Academy for the Human Genome Human Being and the Cornell Center for Complimentary and Integrative Medicine.

     Edmond E. Charrette, M.D. is the co-founder and Chairman of Health Resources Corporation (principally engaged in occupational medicine services). He also is a General Partner of Ascendant Healthcare International (an investment group with equity investments in the Latin American healthcare sector) and serves as a director and the President of Latin Healthcare Investment Management Co., LLC (a group composed of Ascendant Healthcare International and The Global Environmental Fund which manages and directs the investment activities of the Latin Healthcare Investment Fund). Previously, he was the Executive Vice President and Chief Medical Officer of Advantage-Health Corporation (a multi-hospital rehabilitation and post-acute care system) from June 1994 to March 1996. From 1988 to May 1994,

Dr. Charrette served as the Corporate Medical Director and Senior Vice President of Medical Affairs of Advantage Health Corporation.

     Thomas P. Cooper, M.D. has been the Chief Executive Officer of Senior Psychology Services Management, Inc., which provides mental health services to patients in long term care facilities, since 1991 and serves as an Adjunct Professor at the Columbia University Business School. From May 1989 to January 1997, Dr. Cooper served as the President and Chief Executive Officer of Mobilex U.S.A., a provider of mobile diagnostic services to long term care facilities. Dr. Cooper was the founder of Spectrum Emergency Care, a provider of emergency physicians to hospitals, and Correctional Medical Systems, a provider of health services to correctional facilities.

     Robert J. Glaser, M.D. was the Director for Medical Science and a Trustee of the Lucille P. Markey Charitable Trust, which provided major grants in support of basic biomedical research, from 1984 to June 1997. He is a Professor of Medicine Emeritus at Stanford University, where he served as the Dean of the School of Medicine from 1965 to 1970. Dr. Glaser was a founding member of the Institute of Medicine at the National Academy of Sciences and is a director of Alza Corporation (principally engaged in pharmaceutical research). He is a director of Maxygen, Inc., a company engaged in molecular evolution gene research and development. He was a director of Hewlett-Packard Company from 1971 to 1991, and has continued to serve as a consultant to that company on health matters.

     Eric Green was appointed to the Company's Board of Directors as of April 1, 2001. He has been a partner of J.P. Morgan Partners, LLC and its predecessor organizations since 1998. Prior thereto, he was a Managing Director in the Merchant Banking Group at Banque Paribas for eight years, where he was responsible for mezzanine and growth equity investing as well as structured investment products. Previously, Mr. Green held corporate planning and other financial positions at GE Capital and General Electric Company. He serves on the Investment Committee of Octagon Investment Partners II and is a member of the Advisory Board of Octagon Investment Partners III. Currently, he is a member of the Board of Directors of InterDent and several private companies.

     C. Raymond Larkin, Jr. has served as principal of 3(x)NELL, LLC, a partnership that invests in and provides consulting services to early stage medical device, bio-technology and pharmaceutical companies, since July 1998. He served as the President and Chief Executive Officer of Nellcor Puritan Bennett, Inc., a medical instrumentation company, from February 1989 to March 1998, and earlier in various management capacities for that company. Prior to joining that company in 1983, Mr. Larkin was employed in various sales management positions by Bentley Laboratories, a manufacturer of specialized monitoring and medical equipment. Mr. Larkin is a director of Arthrocare Corp. (manufactures and markets surgical instruments).

     Risa J. Lavizzo-Mourey, M.D., M.B.A., has been the Sylvan Eisman Professor of Medicine at the University of Pennsylvania School of Medicine since July 1997 and has served as the Director of the Institute on Aging at the University of Pennsylvania since December 1995. From February 1998 to present, Dr. Lavizzo-Mourey has served as a Member of the Institute of Medicine; from August 1996 to present, on the American Board of Internal Medicine; and from March 1995 to present, on the Board of Regents of the American College of Physicians. From March 1997 to March 1998, Dr. Lavizzo-Mourey also served as a Member of the United States Presidential Advisory Commission on Consumer Protection and Quality of Care in Health Care. From April 1992 to April 1994, Dr. Lavizzo-Mourey further served in each of the following positions: Chairperson of the Quality of Care Working Group White House Task Force on Health Care Reform; Deputy Administrator of the Agency on Health Care Policy and Research of the U.S. Department of Health and Human Services; and as a Member of the Senior Executive Service of the Public Health Service of the U.S. Department of Health and Human Services. Dr. Lavizzo-Mourey also currently serves on the Boards of Directors of Beverly Enterprises (long-term and sub-acute health care company), Life Mark Inc. (formerly Managed Care Solutions; management services for long-term health care organizations) and Medicus Systems (medical information software company).

     H.E. Thranhardt, CPO is the former President and Chief Executive Officer of J.E. Hanger, Inc. of Georgia ("JEH"). He served in that capacity from January 1, 1977 to November 1, 1996, on which date JEH was acquired by Hanger. Mr. Thranhardt, who commenced his employment with JEH in 1958, has occupied leadership positions in numerous professional O&P associations, including Chairman of the Board of the Orthotics and Prosthetics National Office in 1994 and 1995, President of AOPA in 1992 and 1993, President of the American Board for Certification in Orthotics and Prosthetics in 1979 and 1980 and President of The American Academy of Orthotics and Prosthetics in 1976 and 1977.

          MANAGEMENT RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE
                  ABOVE NOMINEES AS DIRECTORS OF THE COMPANY.

     There are no family relationships between any of the nominees.

     The Board of Directors has an Audit Committee, which met two times during 2000 and presently consists of C. Raymond Larkin, Jr. (Chair), Thomas P. Cooper, M.D. and Risa J. Lavizzo-Mourey, M.D. The Audit Committee is responsible for meeting with the Company's independent accountants to review the proposed scope of the annual audit of the Company's books and records, reviewing the findings of the independent accountants upon completion of the annual audit, and reporting to the Board of Directors with respect thereto. The Board of Directors also has a Compensation Committee, which conducted two meetings during 2000. It presently consists of Robert J. Glaser, M.D. (Chair), Thomas P. Cooper, M.D. and Edmond E. Charrette, M.D., and is responsible for advising the Board on matters relating to the compensation of officers and key employees and certain of the Company's employee benefit plans. The Board of Directors also has a Nominating Committee, which conducted no meeting in 2000, consists of Risa J. Lavizzo-Mourey, M.D. (Chair), Robert J. Glaser M.D. and Thomas P. Cooper, M.D., and is responsible for advising the Board on matters relating to the identification of nominees to the Board of Directors. The Board of Directors met five times during 2000. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and committee(s) on which he or she served during 2000, except C. Raymond Larkin, Jr., who was unable to attend two meetings of the Board of Directors.

                        COMPENSATION AND RELATED MATTERS

     The following Summary Compensation Table sets forth the annual salary (column c) and bonus (column d) paid and options granted (column g) during each of the past three years to the Company's Chief Executive Officer and the four other highest compensated executive officers of the Company and its subsidiaries in 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM COMPENSATION
                                                                                     ------------------------------------
                                                  ANNUAL COMPENSATION                          AWARDS             PAYOUTS
                                      --------------------------------------------   --------------------------   -------
                                                                    OTHER ANNUAL                                   LTIP
                                              SALARY    BONUS(1)   COMPENSATION(2)   RESTRICTED STOCK   OPTIONS   PAYOUTS
    NAME AND PRINCIPAL POSITION       YEAR     ($)        ($)            ($)           AWARD(S)($)      (#)(3)      ($)
    ---------------------------       ----   --------   --------   ---------------   ----------------   -------   -------
Ivan R. Sabel.......................  2000   $495,000   $309,375            --             --           100,000     --
  Chairman, President &               1999    468,389    300,586            --             --           150,000     --
  Chief Executive Officer             1998    419,478    260,000            --             --           100,000     --
  of the Company

Richard A. Stein(4).................  2000   $325,000   $175,012            --             --            50,000     --
  Executive Vice President,           1999    282,719    165,536            --             --            75,000     --
  Chief Financial Officer,            1998    201,567    130,000            --             --            50,000     --
  Secretary &
  Treasurer of the Company

                                                                                            LONG-TERM COMPENSATION
                                                                                     ------------------------------------
                                                  ANNUAL COMPENSATION                          AWARDS             PAYOUTS
                                      --------------------------------------------   --------------------------   -------
                                                                    OTHER ANNUAL                                   LTIP
                                              SALARY    BONUS(1)   COMPENSATION(2)   RESTRICTED STOCK   OPTIONS   PAYOUTS
    NAME AND PRINCIPAL POSITION       YEAR     ($)        ($)            ($)           AWARD(S)($)      (#)(3)      ($)
    ---------------------------       ----   --------   --------   ---------------   ----------------   -------   -------
Richmond L. Taylor(5)...............  2000   $325,000   $175,012            --             --            46,667     --
  Executive Vice President            1999    162,500     87,506            --             --           150,000     --
  of the Company and
  Chief Operating Officer
  of Hanger Prosthetics &
  Orthotics, Inc. and
  NovaCare Orthotics & Prosthetics,
    Inc.

J.G. Cairns, Jr.(6).................  2000   $166,048   $107,890            --             --            12,500     --
  President and Chief                 1999    166,048         --            --             --                --     --
  Operating Officer of                1998     66,667         --            --             --            15,000     --
  Seattle Orthopedic
  Group, Inc.

Ron May.............................  2000   $100,000   $     --      $104,832             --            12,500     --
  President and Chief                 1999     92,950         --       114,125             --            10,000     --
  Operating Officer of                1998     90,000         --        86,036             --                --     --
  Southern Prosthetic
  Supply, Inc

---------------
(1) With respect to 2000, the above reported bonuses were paid on January 12, 2001 for Ivan R. Sabel, Richard A. Stein and Richmond L. Taylor and on April 6, 2001 for J.G. Cairns, Jr. and were the minimum amounts required under their employment agreements. performance. With respect to 1999, the above reported bonuses were paid in late 1999 or early 2000 and related to 1999 performance. With respect to 1998, the above reported bonuses were paid on January 8, 1999 and related to 1998 performance.

(2) Does not report the approximate cost to the Company of an automobile allowance furnished to the above persons, which amounts do not exceed the lesser of either $50,000 or 10% of the total of the person's annual salary and bonuses for 2000. The amounts reported for Mr. May consist of commissions paid based on sales targets of Southern Prosthetic Supply, Inc.

(3) Reports the number of shares underlying options granted during each of the respective years.

(4) Mr. Stein resigned on January 29, 2001.

(5) Sets forth Mr. Taylor's compensation since July 1, 1999, on which date the Company acquired NovaCare Orthotics & Prosthetics, Inc. ("NovaCare O&P").

(6) Sets forth Mr. Cairns' compensation since August 1, 1998, as of which date the Company acquired Model + Instrument Development Corporation.

     The following Option Grants Table sets forth, for each of the named executive officers, information regarding individual grants of options granted in 2000 and their potential realizable value. Information regarding individual option grants includes the number of options granted, the percentage of total grants to employees represented by each grant, the per-share exercise price and the expiration date. The potential realizable value of the options are based on assumed annual 0%, 5% and 10% rates of stock price appreciation over the term of the option.

                              OPTION GRANTS TABLE

                                                                                                   POTENTIAL REALIZABLE
                                                                                                  VALUE AT ASSUMED ANNUAL
                                                                                                   RATES OF STOCK PRICE
                                                       INDIVIDUAL GRANTS                      APPRECIATION FOR OPTION TERM(4)
                                     -----------------------------------------------------   ---------------------------------
                                                   % OF TOTAL
                                     OPTIONS     OPTIONS GRANTED    EXERCISE
                                     GRANTED      TO EMPLOYEES        PRICE     EXPIRATION
               NAME                   (#)(1)    IN FISCAL YEAR(2)   ($/SH)(3)      DATE         0%        5% ($)      10% ($)
               ----                  --------   -----------------   ---------   ----------   ---------   ---------   ---------
Ivan R. Sabel......................  100,000          7.67%          $4.625      02/04/10    $      0    $290,880    $737,130
Richard A. Stein...................   50,000          3.83%           4.625      02/04/10           0     145,440     368,565
Richmond L. Taylor.................   46,667          3.58%           4.625      02/04/10           0     135,745     343,996
J.G. Cairns, Jr....................   12,500          0.96%           4.625      02/04/10           0      36,360      92,141
Ron May............................   12,500          0.96%           4.625      02/04/10           0      36,360      92,141

---------------
(1) The stock options were granted on February 4, 2000 under the Company's 1991 Stock Option Plan and become exercisable cumulatively as to 25.0% or 33.3% per year after the anniversaries of the date of grant.

(2) Based on options for a total of 1,304,497 shares granted to all employees in 2000.

(3) The exercise price is equal to the fair market value on the date of grant of the option.

(4) The potential realizable values shown in the columns are net of the option exercise price. These amounts assume annual compounded rates of stock price appreciation of 0%, 5%, and 10% from the date of grant to the option expiration date, a term of ten years. These rates have been set by the U.S. Securities and Exchange Commission and are not intended to forecast future appreciation, if any, of the Common Stock. Actual gains, if any, on stock option exercises are dependent on several factors including the future performance of the Common Stock, overall stock market conditions, and the optionee's continued employment through the vesting period. The amounts reflected in this table may not actually be realized.

     The following Aggregate Option Exercises and Fiscal Year-End Option Value Table sets forth, for each of the named executive officers, information regarding (i) the number of shares acquired during 2000 upon the exercise of options and the value realized in connection therewith, and (ii) the number and value of unexercised options held at December 31, 2000.

                     AGGREGATE OPTION EXERCISES AND FISCAL
                          YEAR-END OPTION VALUE TABLE

                            (b)
                         NUMBER OF                                  (d)                          (e)
                          SHARES                           NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED IN-THE-
                         ACQUIRED                          OPTIONS AT FY-END(#)       MONEY OPTIONS AT FY-END($)
          (a)               ON              (c)          -------------------------   ----------------------------
         NAME            EXERCISE    VALUE REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(6)
         ----            ---------   -----------------   -------------------------   ----------------------------
Ivan R. Sabel..........     --              --               227,500/281,250(1)                  $0/0
Richard A. Stein.......     --              --               122,500/131,250(2)                   0/0
Richmond L. Taylor.....     --              --                37,500/159,187(3)                   0/0
J.G. Cairns, Jr........     --              --                11,667/ 15,833(4)                   0/0
Ron May................     --              --                32,500/ 15,000(5)                   0/0

---------------
(1) The above-reported options entitle Mr. Sabel to purchase from the Company
    (i) 16,750 shares at a price of $3.50 per share through February 21, 2006 under an option granted on February 21, 1996; (ii) 33,500 shares at a price of $6.125 per share through November 1, 2006 under an option granted on November 1, 1996; (iii) 33,500 shares at a price of $6.125 per share through March 14, 2007 under an option granted on March 14, 1997; (iv) 37,500 shares at a price of $13.25 per share through September 19, 2007 under an option granted on September 19, 1997; (v) 37,500 shares at a price of $11.3125 per share through December 17, 2007 under an option granted on December 17, 1997; (vi) 100,000 shares at a price of $22.3125 per share through December 15, 2008 under an option granted on December 15, 1998; (vii) 150,000 shares at a price of $14.75 per share through April 29, 2009 under an option granted on April 29, 1999; and (viii) 100,000 shares at a price of $4.625 through February 4, 2010 under an option granted on February 4, 2000.

(2) The above-reported options entitle Mr. Stein to purchase from the Company
    (i) 8,250 shares at a price of $3.50 per share through January 29, 2002 under an option granted on February 21, 1996; (ii) 16,500 shares at a price of $6.125 through January 29, 2002 under an option granted on November 1, 1996; (iii) 16,500 shares at a price of $6.125 through January 29, 2002 under an option granted on March 14, 1997; (iv) 18,750 shares at a price of $13.25 per share through January 29, 2002 under an option granted on September 19, 1997; (v) 18,750 shares at a price of $11.3125 per share through January 29, 2002 under an option granted on December 17, 1997; (vi) 50,000 shares at a price of $22.3125 per share through January 29, 2002 under an option granted on December 15, 1998; (vii) 75,000 shares at a price of $14.75 per share through January 29, 2002 under an option granted on April 29, 1999; and (viii) 50,000 shares at a price of $4.625 per share through January 29, 2002 under an option granted on February 4, 2000. In connection with Mr. Stein's resignation on January 29, 2001, all of the stock options previously granted to him vested as of that date and such options remain exercisable through January 29, 2002.

(3) The above-reported options entitle Mr. Taylor to purchase from the Company
    (i) 150,000 shares at a price of $14.1875 per share through July 1, 2009 under an option granted on July 1, 1999; and (ii) 46,667 shares at a price of $4.625 through February 4, 2010 under an option granted on February 4, 2000.

(4) The above-reported options entitle Mr. Cairns to purchase from the Company
    (i) 15,000 shares at a price of $17.375 per share through August 14, 2008 under an option granted on August 14, 1998; and (ii) 12,500 shares at a price of $4.625 through February 4, 2010 under an option granted on February 4, 2000.

(5) The above-reported options entitle Mr. May to purchase from the Company (i) 10,000 shares at a price of $16.50 per share through May 14, 2009 under an option granted on May 14, 1999; and (ii) 12,500 shares at a price of $4.625 through February 4, 2010 under an option granted on February 4, 2000.

(6) Market value of underlying shares at December 31, 2000, minus the exercise price.

     No Long-Term Incentive Plan Awards Table is set forth herein because no long-term incentive plan awards were made to the above-named executive officers during 2000.

EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

     The employment and non-compete agreement, dated as of April 29, 1999, between Hanger and Ivan R. Sabel, Chairman, President and Chief Executive Officer, provides for the continuation of his employment in those positions for a period of five years, through April 29, 2004, on which date a new agreement will be entered into or the current agreement will automatically renew each year for successive one-year periods unless either party notifies the other to the contrary. Pursuant to that agreement, Mr. Sabel's annual base compensation is $495,000. Mr. Sabel was entitled to receive annual bonuses of 75% to 150% of his base salary with a guarantee of no less than 62.5% for the first six months ended December 31, 1999 pro-rated and for the next 12 months ended December 31, 2000. On January 12, 2001, Mr. Sabel was paid an annual bonus of $309,375, which amounted to 62.5% of his base salary. Bonuses for 2001 and future years are not contractually assured and, if made, will be performance-based. Mr. Sabel was granted an option on February 4, 2000, to purchase 100,000 shares of Common Stock at an exercise price of $4.625 per share, which was the closing sale price of the Company's Common Stock on the date of grant of the option. Mr. Sabel also will be granted options to purchase 100,000 shares of Common Stock on each of the second and third anniversaries of his employment agreement in the event the Company achieves certain targeted results of operations, with the exercise price of such stock options to be equal to the then current market price of the Common Stock on the date of grant. All such stock options will become exercisable at the rate of 33.3% of the shares underlying each option during the first three years following the date of grant of each option. The determinations relating to Mr. Sabel's salary and bonus and option arrangements in the employment agreement entered into on April 29,

1999, were largely in recognition of the fact that the Company had earlier entered into an agreement to acquire NovaCare O&P, which acquisition was consummated on July 1, 1999 and as a result of which the Company became the leading provider of O&P services in the United States, more than doubling the number of its patient care centers and certified O&P practitioners. Such acquisition significantly expanded Mr. Sabel's executive responsibilities.

     Mr. Sabel's employment agreement also contains non-compete provisions which provide that upon the termination of his employment either voluntarily or for cause (as defined in the agreement), Mr. Sabel will be restricted from engaging in the O&P industry anywhere in the United States for a period of 24 months from the date of termination. Mr. Sabel's employment agreement also contains severance provisions which provide that upon the termination of his employment without cause (as defined in the agreement) or upon his death or disability, Mr. Sabel or his estate will receive severance compensation for a period of 24 months at a rate equal to his base salary and one-half of his bonus received for the calendar year immediately preceding such event of termination, death or disability, as well as all stock options granted to Mr. Sabel prior to such event will immediately vest and become exercisable within one year from the date of such event. Mr. Sabel's employment agreement further provides that if his employment is terminated within two years after a change in control (as defined in the agreement) of the Company and the occurrence of a material diminution of his responsibilities, a reduction of his compensation or benefits, a relocation of his principal site of employment more than 25 miles from his then current location, or any material breach of his employment agreement by the Company, then within 30 days after the occurrence of any such triggering events Mr. Sabel may resign and receive a continuation of his benefits for a period of 18 months and severance compensation equal to 18 months of base pay then in effect and 150% of the bonus awarded to him for the calendar year immediately preceding such resignation, payable at his option either ratably over such 18-month period or in a lump sum payable within 90 days of his resignation.

     Mr. Stein resigned as Executive Vice President, Chief Financial Officer, Secretary and Treasurer of the Company on January 29, 2001. Pursuant to a separation agreement entered into by the Company with Mr. Stein on that date, Mr. Stein received a cash payment of $575,006 (representing 18 months of the base salary and 50% of the 2000 bonus provided for under his employment agreement with the Company, dated April 29, 1999) and his options to purchase a total of 253,750 shares of Common Stock at prices ranging from $3.50 per share to $22.313 per share were vested and will remain exercisable through January 29, 2002.

     Richmond L. Taylor entered into a five-year employment agreement with Hanger that became effective upon effectiveness of the Company's acquisition of NovaCare O&P on July 1, 1999, with Mr. Taylor serving as an Executive Vice President and the Chief Operating Officer of the Company's patient-care services subsidiaries. Mr. Taylor's arrangement is similar to Mr. Sabel's with respect to base salary, annual bonus compensation and percentages, severance compensation and non-compete provisions. On February 4, 2000, Mr. Taylor was granted an option to purchase 46,667 shares of Common Stock for an exercise price of $4.625 per share, which was the closing sale price of the Common Stock on the date of grant of the option. Mr. Taylor will be granted an option to purchase 46,666 shares of Common Stock on each of the second and third anniversaries of his employment agreement in the event the Company achieves certain targeted results of operations, with the exercise price of such stock options to be equal to the then current market price of the Common Stock on the date of grant. All such stock options will become exercisable at the rate of 25% of the shares underlying each option per year, beginning at the end of the first year following the date of grant of each option.

     J.G. Cairns, Jr. entered into an employment agreement with the Company dated as of August 1, 1998 in connection with the Company's acquisition of Model + Instrument Development Corporation. The agreement provides for Mr. Cairns' employment at a base salary of $165,000 per year until termination of employment in accordance with the terms of the agreement.

COMPENSATION COMMITTEE REPORT

     The following description of the Company's executive compensation practices and policies is presented on behalf of the Compensation Committee of the Company's Board of Directors (the "Committee"). The fundamental philosophy of the Company's executive compensation program is to offer competitive compensation reflecting both individual and Company performance.

     The components of executive compensation consist of annual salaries, short-term compensation incentives or bonuses and stock option grants as a long-range incentive. The Committee seeks to reasonably compensate executives in amounts that fairly reward the executive officers for their performance as reflected by corporate accomplishments and create adequate incentives for their continued contributions to the Company's success.

     Pursuant to his five-year employment agreement entered into with the Company on April 29, 1999, Ivan R. Sabel, Chairman of the Board, President and Chief Executive Officer, receives an annual base salary of $495,000. Under the agreement, Mr. Sabel is entitled to receive an annual bonus of 75% to 150% of his base salary each year, with a guarantee of no less than 62.5% for the first six months ended December 31, 1999 pro-rated, and for the next twelve months ended December 31, 2000. On January 12, 2001, Mr. Sabel was paid an annual bonus of $309,375, which amounted to 62.5% of his base salary. Bonuses for 2001 and future years are not contractually assured and, if made, will be performance-based. The agreement also provided that Mr. Sabel be granted options to purchase 100,000 shares of Common Stock on each of the first, second and third anniversaries of the employment agreement in the event the Company achieves certain targeted results of operations. Accordingly, on February 4, 2000, Mr. Sabel was granted an option to purchase 100,000 shares at a price of $4.625 per share, which was the market value of the Common Stock on the date of grant. The determinations relating to Mr. Sabel's salary and bonus and option arrangements in the employment agreement entered into on April 29, 1999, were largely in recognition of the fact that the Company had earlier entered into an agreement to acquire NovaCare O&P, which acquisition was consummated on July 1, 1999 and as a result of which the Company became the leading provider of O&P services in the United States, more than doubling the number of its patient care centers and certified O&P practitioners. Such acquisition significantly expanded Mr. Sabel's executive responsibilities.

     The Company's five-year employment agreement, dated July 1, 1999, with Richmond L. Taylor, Executive Vice President of the Company and Chief Operating Officer of the Company's patient-care services subsidiaries, provides for an annual salary of $325,000 and annual bonuses of 60% to 125% of his base salary with a guarantee of not less than 53.85% for the first six months ended January 1, 2000 pro rated and for the next twelve months ended January 1, 2001, depending upon the Company's growth in revenues and pre-tax earnings. On January 12, 2001, Mr. Taylor was paid an annual bonus of $175,012, which amounted to 53.85% of his base salary. Bonuses for 2001 and future years are not contractually assured and, if made, will be performance-based. On February 4, 2000, Mr. Taylor was granted on option to purchase 46,667 shares of Common Stock at an exercise price of $4.625 per share, which was the closing sale price of the Common Stock on the date of grant of the option.

     Section 162(m) of the Internal Revenue Code provides that publicly-held companies may not deduct in any taxable year compensation in excess of $1 million paid to the chief executive officer and the four other most highly compensated executive officers of the company which is not "performance-based" as defined in that section. Stock options granted under the Company's 1991 Stock Option Plan with an exercise price at base equal to the fair market value of the Company's Common Stock on the date of grant qualifies as "performance-based compensation." Compensation currently paid by the Company which is not "performance-based" is significantly less than the amount of the deduction limit and such compensation therefore qualifies for deductibility under Section 161(m).

  By: The Compensation Committee of the
      Board of Directors:
      Robert J. Glaser, M.D., Chairman
      Edmond E. Charrette, M.D.
      Thomas P. Cooper, M.D.

STOCK OPTIONS

     1991 STOCK OPTION PLAN. The Company's 1991 Stock Option Plan (the "1991 Plan") provides for the grant of both "incentive stock options" under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), as well as nonqualified stock options. The 1991 Plan is administered by the Committee and provides for the grant of options to officers and key employees of Hanger to purchase up to an aggregate of 8,000,000 shares of Common Stock at not less than 100% of fair market value on the date granted. As of April 16, 2001, incentive stock options and nonqualified stock options granted under the 1991 Plan to purchase a total of 3,109,190 shares of Common Stock under the 1991 Plan, at prices ranging from $2.81 to $22.50 per share, were outstanding and held by a total of 615 persons. Of such options, options relating to 1,562,431 shares of Common Stock were exercisable as of that date.

     1993 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN. Under the Company's 1993 Non-Employee Directors' Stock Option Plan (the "1993 Plan"), directors of the Company who are not employed by the Company or any affiliate of the Company are eligible to receive options under the 1993 Plan. A total of 250,000 shares of Common Stock were reserved for possible issuance upon the exercise of options under the 1993 Plan. On May 19, 2000, an option for 5,000 shares was granted to each of the seven eligible directors, for a total of 35,000 shares, at an exercise price of $5.1875 per share (which was equal to the closing sale price of the shares on the New York Stock Exchange on the date of grant). Under the 1993 Plan, an option to purchase 5,000 shares is granted automatically on an annual basis to each eligible director on the third business day following the date of each Annual Meeting of Stockholders at which the eligible director is elected. The exercise price of each option is equal to 100% of the closing sale price of the shares as reported by the New York Stock Exchange on the date the option is granted. Each option will become exercisable in four equal annual installments, commencing on the first anniversary of the date of grant. As of April 16, 2001, options for a total of 182,500 shares were outstanding under the 1993 Plan at prices ranging from $3.00 to $18.625 per share. Of such options, options relating to 100,000 shares of Common Stock were exercisable as of that date. Mitchell J. Blutt, M.D. and Eric Green, who are partners of J.P. Morgan Partners, LLC, are not eligible to receive options under the 1993 Plan.

     NONQUALIFIED STOCK OPTIONS. Hanger has granted nonqualified stock options other than pursuant to the 1991 Plan and the 1993 Plan to certain officers and other persons which permit such persons to acquire shares of Common Stock generally at not less than 100% of fair market value on the date granted. As of April 16, 2001, nonqualified stock options granted other than pursuant to the 1991 Plan and the 1993 Plan to purchase a total of 5,000 shares of Common Stock, at a price of $6.25 per share, were outstanding and held by 1 person. All of such nonqualified stock options are presently exercisable.

DIRECTORS' FEES

     Directors who are not officers or employees of the Company receive an annual fee of $7,500 plus $1,000 for each meeting attended. In addition, directors serving on committees of the Board receive a fee of $1,000 per committee meeting attended.

WARRANTS

     In connection with the Company's purchase on November 8, 1990, of the Manufacturing Division of Ralph Storrs, Inc. ("Storrs"), the Company effected a $2.45 million, seven-year loan (the "Loan") from Chemical Venture Capital Associates, L.P., a predecessor to Chase Venture Capital Associates, L.P. ("CVCA"), in connection with which the Company was required to issue to CVCA warrants to purchase shares of the Company's Common Stock in the event the Loan was not repaid prior to certain dates. Because the Loan was not repaid prior to August 6, 1991 (i.e., 271 days after the date of the Loan), the Company, pursuant to its loan agreement with CVCA dated November 8, 1990, issued warrants to CVCA entitling it to purchase 297,883 shares of Common Stock at a price of $4.16 per share. Because the Loan was not repaid prior to November 5, 1991 (i.e., 361 days after the date of the Loan), the Company, pursuant to its November 8, 1990 loan agreement with CVCA, issued to CVCA additional warrants entitling it to purchase 322,699 shares of Common Stock at a price of $7.65 per share. The warrants are exercisable on or before

December 31, 2001, and the exercise prices are equal to the market value of the Common Stock on the dates of grant of the warrants. In May 1996, warrants for 71,969 shares were exercised on a cashless basis at $4.16 per share, which resulted in the issuance of 11,332 shares. In May 1997, warrants for 77,964 shares were exercised on a cashless basis at $7.65 per share, which resulted in the issuance of 11,694 shares.

     On November 1, 1996, in connection with the Company's acquisition of JEH, the Company entered into a Senior Subordinated Note Purchase Agreement with CVCA providing for the issuance of a Senior Subordinated Note (the "Senior Subordinated Note") in the principal amount of $4 million and detachable warrants to purchase 800,000 shares of Common Stock. The fair market value of the Common Stock on the date of grant of the warrants was $6.125 per share. The Company used the net proceeds of its public offering of Common Stock in July 1997 to repay the Senior Subordinated Note, as a result of which the warrants were amended to reduce the number of underlying shares to 360,000 shares of Common Stock. These detachable warrants, which are exercisable on or before November 1, 2004, have an exercise price of $4.01 as to 209,182 shares and an exercise price of $6.38 as to 150,818 shares.

7% REDEEMABLE PREFERRED STOCK

     On July 1, 1999, CVCA transferred all of its Common Stock and warrants to purchase shares of Common Stock of the Company to CVCA's affiliate, Chase Equity Associates, L.P. ("CEA"). Also on July 1, 1999, the Company issued a total of 60,000 shares of 7% Redeemable Preferred Stock (the "Redeemable Preferred Stock") for $1,000 a share, or a total purchase price of $60 million, of which 50,000 shares were sold for $50 million to CEA. The Redeemable Preferred Stock is convertible, at the holder's option, into shares of non-voting Common Stock of the Company (which under certain circumstances may be subsequently converted into voting Common Stock) at a conversion price of $16.50 per share, subject to adjustment. The Company is entitled to require that the shares be converted into non-voting Common Stock on and after July 2, 2000, if the average closing price of the Company's Common Stock for 20 consecutive trading days is equal to or greater than 175% of the conversion price. The Redeemable Preferred Stock will be mandatorily redeemable on July 1, 2010 at a redemption price equal to the liquidation preference plus all accrued and unpaid dividends. In the event of a change in control of the Company, it will offer to redeem all the outstanding shares of Redeemable Preferred Stock at a redemption price equal to 101% of the sum of the per share liquidation preference thereof plus all accrued and unpaid dividends through the date of payment. The Company will be obligated to offer to repurchase the outstanding Redeemable Preferred Stock in the event of certain mergers. The holder or holders of the Redeemable Preferred Stock have the right to designate two persons who attend and observe meetings of the Board of Directors and its committees. In addition, in the event of the occurrence of certain events of non-compliance with the terms of the Redeemable Preferred Stock, the holder or holders of such stock are entitled to elect two members to the Company's Board of Directors. The Redeemable Preferred Stock was issued by the Company in connection with its acquisition of NovaCare O&P on July 1, 1999. The name of CEA was recently changed to J.P. Morgan Partners, LLC.

                    PROPOSAL TWO -- INDEPENDENT ACCOUNTANTS

     The Company's Board of Directors has appointed the accounting firm of PricewaterhouseCoopers LLP to serve as the Company's independent accountants for the current fiscal year ending December 31, 2001. The firm has served in that capacity for the Company's past 13 fiscal years. A resolution will be presented at the Annual Meeting to ratify the appointment by the Company's Board of Directors of PricewaterhouseCoopers LLP to serve as the Company's independent public accountants for the current fiscal year. A majority vote is required for ratification. A representative of PricewaterhouseCoopers LLP may be present at the Annual Meeting to answer any questions concerning the Company's financial statements and to make a statement if he or she desires to do so.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Company's Board of Directors, which currently consists of C. Raymond Larkin, Jr., Thomas P. Cooper, M.D. and Risa J. Lavizzo-Mourey, M.D., is governed by its charter, a copy of which is attached as Appendix A to this Proxy Statement. All the members of the Audit Committee are

"independent" as defined in the listing standards of the New York Stock Exchange, which means that they have no relationship to the Company that may interfere with the exercise of their independence from management of the Company.

     The Audit Committee reviewed and discussed the Company's audited financial statements for the year ended December 31, 2000 with management of the Company and its independent auditing firm, PricewaterhouseCoopers LLP ("PWC"). In that connection, the Audit Committee discussed with PWC the matters required to be discussed by Statement of Accounting Standards No. 61 ("SAS 61"). SAS 61 requires an auditor to communicate certain matters relating to the conduct of an audit to the Audit Committee, including (i) methods used to account for significant unusual transactions; (ii) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; (iv) any disagreements with management regarding the application of accounting principles, the basis for management's accounting estimates, the disclosures in the financial statements and the wording of the auditor's report; (v) the auditor's judgments about the quality, and not just the acceptability, of the Company's accounting principles as applied in its financial reporting; and (vi) the consistency of application of the accounting principles and underlying estimates and the clarity, consistency and completeness of the accounting information contained in the financial statements, including items that have a significant impact on the representational faithfulness, verifiability and neutrality of the accounting information.

     In addition, the Audit Committee received from PWC the written disclosures and the letter required by Independence Standards Board Standard No. 1 ("ISB 1") and discussed PWC's independence with PWC. Pursuant to ISB 1, PWC (i) disclosed to the Audit Committee all relationships between PWC and its related entities that in PWC's professional judgment may reasonably be thought to bear on independence, and (ii) confirmed in the letter that, in its professional judgment, it is independent of the Company.

     Based on the above-referenced review and discussions, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission. Reference is made to the Audit Committee's charter attached as Appendix A to this Proxy Statement for additional information as to the responsibilities and activities of the Audit Committee.

                                          Audit Committee of the Board Directors

                                          C. Raymond Larkin, Chairman
                                          Thomas P. Cooper, M.D.
                                          Risa J. Lavizzo-Mourey, M.D.

AUDIT AND NON-AUDIT FEES

     The total fee billed for professional services rendered and out of pocket expenses incurred by PWC for the audit of the Company's financial statements for the year ended December 30, 2000 and the reviews of the Company's financial statements included in its Quarterly Reports on Form 10-Q during 2000 was approximately $480,000. In addition, PWC received financial information systems design and implementation fees of approximately $0 for information technology services rendered during the year, as well as approximately $1,685,000 of fees for all other non-audit services, including fees for tax-related services rendered by PWC during 2000.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth the number of shares of Common Stock beneficially owned as of April 16, 2001 by: (i) each person known by Hanger to be the beneficial owner of 5% or more of such class of securities, (ii) each director and nominee for director of Hanger, (iii) each of the above-listed officers and (iv) all directors, nominees and officers of Hanger as a group.

                                                                 NUMBER OF        PERCENT OF
                 DIRECTORS, OFFICERS AND 5%                      SHARES OF        OUTSTANDING
                        STOCKHOLDERS                          COMMON STOCK(1)   COMMON STOCK(1)
                 --------------------------                   ---------------   ---------------
J.P. Morgan Partners, LLC(2)................................     4,656,992           20.5%
Harris Associates L.P.(3)...................................     1,570,000            8.3
Dimensional Fund Advisors(4)................................     1,358,200            7.2
Lord Abbett(5)..............................................     1,264,776            6.7
Mitchell J. Blutt, M.D.(6)..................................           -0-             --
Thomas P. Cooper, M.D.(7)...................................        34,000            0.2
Edmond E. Charrette, M.D.(8)................................        37,500            0.2
Robert J. Glaser, M.D.(9)...................................        33,250            0.2
Eric Green(6)...............................................           -0-             --
C. Raymond Larkin, Jr.(10)..................................         1,250          *
Risa J. Lavizzo-Mourey, M.D.(11)............................         5,750          *
Ivan R. Sabel, CPO(12)......................................       345,600            1.8
H.E. Thranhardt, CPO(13)....................................       283,775            1.5
J.G. Cairns(14).............................................        35,955            0.2
Ron May (15)................................................        32,500            0.2
Richard L. Taylor(16).......................................        37,500            0.2
All directors, nominees and officers as a group (13
  persons)(17)..............................................       847,080            4.4

---------------
  * Less than 0.1 percent.

 (1) Assumes in the case of each stockholder listed in the above list that all presently exercisable warrants or options held by such stockholder were fully exercised by such stockholder, without the exercise of any warrants or options held by any other stockholders.

 (2) Includes 830,650 shares of non-voting Common Stock subject to exercisable warrants to purchase such shares from the Company and 3,030,303 shares of non-voting Common Stock into which the Redeemable Preferred Stock held by J.P. Morgan Partners, LLC ("JPM") is convertible. Reference is made to note
     (6) below for information relating to a current member of the Board and a nominee for election to the Board of the Company who are affiliated with JPM. The address of JPM is 1221 Avenue of the Americas, New York, NY 10020.

 (3) The address of Harris Associates L.P. is Two North La Salle Street, Suite 500, Chicago, IL 60602.

 (4) The address of Dimensional Fund Advisors is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

 (5) The address of Lord Abbett & Co. is 90 Hudson Street, Jersey City, NJ
     07302.

 (6) Does not include the shares reported above as owned by JPM. Dr. Blutt is an Executive Partner and Eric Green is a partner of JPM. They disclaim beneficial ownership of the shares beneficially owned by JPM, except to the extent of their pecuniary interest therein.

 (7) Includes 27,500 shares subject to exercisable options to purchase shares from the Company and excludes 12,500 shares subject to unvested options that have not yet become exercisable.

 (8) Includes 12,500 shares subject to exercisable options to purchase shares from the Company and excludes 12,500 shares subject to unvested options that have not yet become exercisable.

 (9) Includes 32,500 shares subject to exercisable options to purchase shares from the Company and excludes 12,500 shares subject to unvested options that have not yet become exercisable.

(10) Includes 1,250 shares subject to exercisable options to purchase shares from the Company and excludes 8,750 shares subject to unvested options that have not yet become exercisable.

(11) Includes 3,750 shares subject to exercisable options to purchase shares from the Company and excludes 11,250 shares subject to unvested options that have not yet become exercisable.

(12) Includes 227,500 shares subject to exercisable options to purchase shares from the Company and excludes 281,250 shares subject to unvested options that have not yet become exercisable.

(13) Consists of 184,027 shares owned directly by Mr. Thranhardt, 7,500 shares subject to exercisable options to purchase shares from the Company, 35,543 shares owned indirectly by him as trustee for members of his family, and 56,705 shares owned indirectly by him as general partner of a family partnership; does not include 12,250 shares subject to unvested options that have not yet become exercisable.

(14) Includes 11,667 shares subject to exercisable options to purchase shares from the Company, and excludes 15,833 shares subject to unvested options that have not yet become exercisable.

(15) Includes 32,500 shares subject to exercisable options to purchase shares from the Company, and excludes 15,000 shares subject to unvested options that have not yet become exercisable.

(16) Includes 37,500 shares subject to exercisable options to purchase shares from the Company, and excludes 159,167 shares subject to unvested options that have not yet become exercisable.

(17) Includes a total of 394,167 shares subject to exercisable options held by directors and the above listed officers of the Company to purchase shares from the Company and excludes a total of 541,000 shares subject to unvested options held by such persons that have not yet become exercisable.

                            STOCK PERFORMANCE CHART

     The following chart compares the Company's cumulative total stockholder return with the S&P 500 Index, a performance indicator of the overall stock market, and Company-determined peer group index.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN(1)
              AMONG HANGER ORTHOPEDIC GROUP, INC., S&P 500 INDEX &
                              PEER GROUP INDEX(2)

[STOCK PERFORMANCE CHART]

                                                    HANGER ORTHOPEDIC
                                                   GROUP, INC. COMMON
                                                          STOCK                   S&P 500 INDEX             PEER GROUP INDEX
                                                   ------------------             -------------             ----------------
1995                                                     100.00                      100.00                      100.00
1996                                                     236.36                      122.96                      118.45
1997                                                     468.18                      163.98                      164.13
1998                                                     818.18                      210.84                      105.94
1999                                                     363.63                      255.22                       45.80
2000                                                      47.71                      231.98                      106.26

---------------
Assumes $100 invested on January 1, 1995.

     (1) Total return assumes reinvestment of dividends and based on market capitalization; data is for fiscal years ended December 31.

     (2) The five issuers of common stock included in the peer group index are American Homepatient, Inc., US Oncology, Inc., Healthsouth Corporation, Orthodontic Centers of America, Inc., and Renal Care Group, Inc.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. Statements of Changes of Beneficial Ownership of Securities on Form 4 are required to be filed by the tenth day of the month following the month during which the change in beneficial ownership of securities occurred. The Company believes that all reports of securities ownership and changes in such ownership required to be filed during 2000 were timely filed.

                        YEAR 2002 STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 2002 Annual Meeting, which presently is expected to be held in May 2002, must be received by the Secretary of the Company, Two Bethesda Metro Center, Suite 1200, Bethesda, Maryland 20814, no later than December 31, 2001 (i.e., at least 120 days prior to the expected date of the mailing of the proxy statement), in order for them to be considered for inclusion in the 2002 Proxy Statement. A shareholder desiring to submit a proposal to be voted on at next year's Annual Meeting, but not desiring to have such proposal included in next year's Proxy Statement relating to that meeting, should submit such proposal to the Company by March 17, 2002 (i.e., at least 45 days prior to the expected date of the mailing of the Proxy Statement). Failure to comply with that advance notice requirement will permit management to use its discretionary voting authority if and when the proposal is raised at the Annual Meeting without having had a discussion of the proposal in the Proxy Statement.

                                 OTHER MATTERS

     Management is not aware of any other matters to be considered at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed Proxy will vote said Proxy in accordance with their discretion.

                                          By Order of the Board of Directors
                                          HANGER ORTHOPEDIC GROUP, INC.

                                          Deneane M. Butler
                                          Secretary

April 30, 2001

                                                                      APPENDIX A

                       CHARTER OF THE AUDIT COMMITTEE OF
                           THE BOARD OF DIRECTORS OF
                         HANGER ORTHOPEDIC GROUP, INC.

PURPOSE

     The purpose of the Audit Committee of the Board of Directors of Hanger Orthopedic Group, Inc. (the "Company") is to assist the Board in carrying out its oversight responsibilities with respect to the Company's financial reports and compliance obligations, annual independent audit of its financial statements and its internal financial and accounting controls.

MEMBERSHIP

     The Committee will consist of not less than three members of the Board of Directors. Each member of the Committee will meet the requirements of the Audit Committee Policy of the New York Stock Exchange and, accordingly, (i) will have no relationship to the Company that may interfere with the exercise of his or her independence from management and the Company, and (ii) will be financially literate, or be able to become financially literate within a reasonable period of time after appointment to the Committee. At least one member of the Committee will have accounting or related financial management expertise.

RESPONSIBILITIES

     The Committee's oversight responsibilities will include the following:

     1. The Committee, subject to any action that may be taken by the full Board of Directors, will have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the independent auditor.

     2. The Committee will review with management and the auditor, the audited financial statements to be included in the Company's Annual Report on Form 10-K and review and consider with the auditor the matters required to be discussed by Statement of Auditing Standards No. 61 ("SAS 61") as in effect at that time.

     3. Either the whole Committee or the Chairperson of the Committee will review with management and the auditor, the Company's quarterly financial statements to be included in the Company's Quarterly Reports on Form 10-Q and review with the auditor the matters required to be discussed by SAS 61 as in effect at that time.

     4. The Committee will (i) review the annual written report from the auditor discussing all relationships between the auditor and the Company in accordance with Independence Standards Board Standard No. 1 ("ISB") as in effect at that time; (ii) discuss with the auditor any such disclosed relationships and their impact on the auditor's independence; and (iii) recommend that the Board of Directors take appropriate action in response to the auditor's report to satisfy itself of the auditor's independence.

     5. The Committee will review the comments from the auditor in the auditor's annual report to management and the Board relating to the Company's accounting procedures and systems of internal controls.

     6. The Committee will review with management and the auditor, compliance with laws, regulations and internal procedures and contingent liabilities and risks that may be material to the Company.

     7. The Committee will prepare a report each year for inclusion in the Company's annual proxy statement stating whether (i) the Committee reviewed and discussed the audited financial statements with management, (ii) the Committee discussed with the auditor the matters required to be discussed by SAS 61, (iii) the Committee received the written disclosures from the auditor required by ISB 1, and (iv) the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

     8. The Committee will review the adequacy of this Charter on an annual basis.

                                      PROXY

                          HANGER ORTHOPEDIC GROUP, INC.
                      TWO BETHESDA METRO CENTER, SUITE 1200
                            BETHESDA, MARYLAND 20814

                  This proxy is solicited by the Board of Directors for the ANNUAL MEETING OF STOCKHOLDERS of Hanger Orthopedic Group, Inc. (the "Company"), a Delaware corporation, on May 31, 2001, 10:00 a.m., local time.

                  The undersigned appoints Ivan R. Sabel and Dennis T. Currier, and each of them, a proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 31, 2001, or at any adjournment thereof, with all powers the undersigned would have if personally present.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE FOLLOWING PROPOSALS:                     Please mark your votes as
                                                                                          indicated in this example  [X]



                             WITHHOLD      MITCHELL J. BLUTT, M.D., EDMOND E. CHARRETTE, M.D., THOMAS P. COOPER, M.D.,
1.  To Elect Directors       AUTHORITY     ROBERT J. GLASER, M.D., ERIC GREEN, C. RAYMOND LARKIN, JR., RISA J. LAVIZZO-
    FOR all nominees      to vote for all  MOUREY, M.D., IVAN R. SABEL, CPO, AND H.E. THRANHARDT, CPO.
  Listed to the right        nominees
(except as marked to the     listed to     (INSTRUCTION:  TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, WRITE THAT
       contrary)             the right     NOMINEE'S NAME ON THE SPACE PROVIDED BELOW).
          [ ]                   [ ]
                                           ---------------------------------------------------------------------------

2. Proposal to ratify the selection of
   PricewaterhouseCoopers LLP as the
   Independent Accountants for the
   Company for the current fiscal year.     3. In their discretion, the Proxies are
                                               authorized to vote upon such
                                               other business as properly may
         FOR     AGAINST    ABSTAIN            come before the meeting.


                                                                                          Sign exactly as your name appears
                                                                                          hereon. When signing in a
                                                                                          representative or fiduciary capacity,
                                                                                          indicate title. If shares are held
                                                                                          jointly, each holder should sign.

                                                                                          Date              , 2001
                                                                                              --------------


                                                                                          ------------------------------------

                                                                                          ------------------------------------
                                                                                              Signature of Stockholder(s)

                                                                                          THE SHARES WILL BE VOTED AS DIRECTED
                                                                                          ABOVE, AND WITH RESPECT TO OTHER
                                                                                          MATTERS OF BUSINESS PROPERLY BEFORE
                                                                                          THE MEETING AS THE PROXIES SHALL DECIDE.
                                                                                          IF NO DIRECTION IS MADE, THIS PROXY WILL
                                                                                          BE VOTED FOR PROPOSALS 1 AND 2.

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